EXHIBIT 8

                  [ON JACKSON BOULEVARD FUND, LTD. LETTERHEAD]

   December 30, 1997

   VIA FACSIMILE

   Ms. Janine Poronsky
   Damen Financial Corp.
   200 West Higgins Road
   Schaumburg, IL  60195-3780

   Dear Ms. Poronsky:

             I am in receipt of the Notice of Annual Meeting of Stockholders for Damen Financial Corporation. This notice was mailed by D.F. King and Company, Inc. (your agent) on December 22, 1997.

             Pursuant to Article I Section 6(c) of the bylaws of Damen Financial Corporation, I am hereby submitting notice that I propose to nominate and hereby nominate the following two individuals as eligible for election to the Board of Directors of Damen Financial Corporation.

             1.  Paul J. Duggan
             2.  Vincent Cainkar

        Pursuant to your Bylaws, I am including the following for each individual:

        Written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
        Biographies of Paul Duggan and Vincent Cainkar which comply with the information requirements of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.
        The name and addresses as they appear in the corporation books of such stockholder and the class and number of shares of the corporation's capital stock that is beneficially owned by each stockholder.

             As you know, not only do I individually own 246,400 shares of Damen Financial Corporation common stock held in my name for my account, but additionally, I vote 116,000 shares of Damen financial Corporation common stock for the account of Jackson Boulevard Equities, L.P. This voting power arises from my Presidency of Jackson Boulevard Fund, Ltd., the general Partner of Jackson Boulevard Equities, L.P. All these shares are held in street name by Bear Stearns Securities Corp., One Metrotech
   Center North, 4th Floor, Brooklyn, NY  11201-3859.   I am enclosing
   letters from Bear Stearns which indicate my ownership and copies of proxy forms received from Bear Stearns as further proof.
   Very truly yours,

   /s/ Paul J. Duggan

   Paul J. Duggan, an individual

   /s/ Paul J. Duggan

   Paul J. Duggan, President
   Jackson Boulevard Fund, Ltd.
   General Partner of
   Jackson Boulevard Equities, L.P.

   PJD/sr
   Enclosure